Exhibit 8.1

Subsidiaries of Sonera Corporation

as of December 31, 2001

Name	Jurisdiction of Incorporation

Across Wireless AB	Stockholm, Sweden
Across Wireless Asia Ltd.	Hong Kong
Across Wireless Ltd	London, United Kingdom
Advanced Communication Research ACR Oy	Helsinki, Finland
Bfree Oy	Helsinki, Finland
Comro Oy	Helsinki, Finland
Consaura Oy	Helsinki, Finland
DataInfo Oy	Helsinki, Finland
Digame Servicios de Directorio S.A.	Madrid, Spain
EMCEC-kiinteistöt Oy	Helsinki, Finland
Esdata A/S	Tallinn, Estonia
Fleetadviser Oy	Helsinki, Finland
Gesam Oy	Helsinki, Finland
Helsingin Teollisuuskatu 13 Oy	Helsinki, Finland
iD2 Technologies AB	Stockholm, Sweden
iD2 Technologies Ltd	London, United Kingdom
Oy Infonet Finland Ltd	Helsinki, Finland
Intellitel Communications Oy	Helsinki, Finland
Intentive Progress Sdn Bhd.(1)	Kuala Lumpur, Malaysia
International Business Venturing IBV Oy	Helsinki, Finland
Intra Call Center S.A.	Amiens, France
Ixone Oy	Helsinki, Finland
Konsona Oy	Helsinki, Finland
Lippupalvelu Oy	Helsinki, Finland
Mspace Oy	Helsinki, Finland
Payway Oy	Helsinki, Finland
Kiinteistö Oy Pietarsaaren Isokatu 8	Pietarsaari, Finland
Phone Park AB	Stockholm, Sweden
Primatel Ltd	Kuopio, Finland
Päämies-kauppiaat Oy	Helsinki, Finland
Reveko Telekom AS	Tallinn, Estonia
Kiinteistö Oy Saajomaja	Helsinki, Finland
Simfocom Oy	Helsinki, Finland
SmartTrust GmbH	Erfurt, Germany
SmartTrust Pte Ltd	Singapore
SmartTrust S.L.	Madrid, Spain
SmartTrust Srl	Milan, Italy
SmartTrust Systems Oy	Helsinki, Finland
Sonera 3G Holding B.V.	Capelle a/d IJssel, Netherlands
Sonera Belgium n.v./s.a.	Brussels, Belgium
Sonera Carrier Networks Ltd	Helsinki, Finland
Sonera Corporation U.S.	Wilmington, DE, USA
Sonera Deutschland GmbH	Düsseldorf, Germany
Sonera Entrum Ltd	Helsinki, Finland
Sonera France SAS	Paris, France
Sonera Gateway Ltd	Helsinki, Finland

Name	Jurisdiction of Incorporation

Sonera Holding B.V.	Capelle a/d IJssel, Netherlands
Sonera Hong Kong Ltd(2)	Hong Kong
Sonera Hungary Holding B.V.	Capelle a/d IJssel, Netherlands
Sonera Hungary Kft.	Budapest, Hungary
Sonera Info Communications Ltd	Helsinki, Finland
Sonera Innotele Oy	Helsinki, Finland
Sonera International n.v./s.a.	Brussels, Belgium
Sonera Italian UMTS Holding B.V.	Capelle a/d IJssel, Netherlands
Sonera Juxto AB	Stockholm, Sweden
Sonera Juxto GmbH	Frankfurt, Germany
Sonera Juxto International Ltd	Helsinki, Finland
Sonera Juxto Ltd	Helsinki, Finland
Sonera Living Ltd	Helsinki, Finland
Sonera Media Holding B.V.	Capelle a/d IJssel, Netherlands
Sonera Plaza Ltd	Helsinki, Finland
Sonera Plaza Financial Services Ltd	Helsinki, Finland
Sonera Plaza Incentives Ltd	Helsinki, Finland
Sonera Plaza Fund Services Ltd	Helsinki, Finland
ZAO Sonera Rus	St. Petersburg, Russia
Sonera SmartTrust AB	Stockholm, Sweden
Sonera SmartTrust Holding B.V.	Capelle a/d IJssel, Netherlands
Sonera SmartTrust Ltd.	London, United Kingdom
Sonera SmartTrust Ltd	Helsinki, Finland
Sonera SmartTrust Pty Ltd	Sydney, Australia
Sonera SmartTrust SARL	Paris, France
Sonera SmartTrust U.S., Inc.	Wilmington, DE, USA
Sonera Solutions Ltd	Helsinki, Finland
Sonera Sverige AB	Stockholm, Sweden
Sonera Systems Ltd	Helsinki, Finland
Sonera Telecom Ltd	Helsinki, Finland
Sonera Telecommunication Services Ltd Sirketi	Istanbul, Turkey
Sonera UK Limited	Middlesex, United Kingdom
Sonera UMTS Sweden Holding B.V.	Capelle a/d IJssel, Netherlands
Sonera Ventures Oy	Helsinki, Finland
Sonera Zed Germany GmbH	Düsseldorf, Germany
Sonera Zed Italy srl.	Milan, Italy
Sonera Zed Nederland B.V.	Capelle a/d IJssel, Netherlands
Sonera Zed Ltd	Helsinki, Finland
Sonera Zed Philippines, Inc.	Makati City, Philippines
Sonera Zed Singapore Pte Ltd.	Singapore
Sonera Zed Telekomünikasyon Hizmetleri Ve Reklamcilik Limited Sirketi	Istanbul, Turkey
Sonera Zed UK Limited	Middlesex, United Kingdom
Sonera Zed U.S., Inc.	Waltham, MA, USA
Systems Consultant Partners Oy	Helsinki, Finland
Oy Telecon Ltd	Helsinki, Finland
Telering Ltd	Helsinki, Finland
Teletori Oy	Helsinki, Finland
Telibra Oy	Helsinki, Finland
Tilts Communications A/S	Copenhagen, Denmark
Tilts Communications SIA	Riga, Latvia
Unibase Ltd	Helsinki, Finland

Name	Jurisdiction of Incorporation

Witnet Oy	Helsinki, Finland
Zed Incentives Oy	Helsinki, Finland

(1)	Company’s official name; business name is Sonera SmartTrust Sdn Bhd (Malaysia).

(2)	Company’s official name; business name is Sonera SmartTrust Ltd (Hong Kong).